Exhibit 10.11

TRANSFER AND ASSIGNMENT

THIS TRANSFER AND ASSIGNMENT is executed as of March 22, 2011, by and among Barbara Reed and Joel Sens (the “Assignors”), Next Generation Energy Corporation, a Nevada corporation (the “Assignee”), and Knox Gas, LLC, a Kentucky limited liability company (“Knox”).

WHEREAS, the Assignors own 100% of the outstanding membership interests in Knox, and have agreed to transfer all of their interest in Knox to the Assignee on the terms set forth herein.

NOW THEREFORE, for the consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Assignors and the Assignee hereby agree as follows:

1. Transfer and Assignment.  The Assignors hereby sell, transfer, assign, deliver and convey to the Assignee all right, title and interest of the Assignors in and to the membership interests of Knox for the sum of $500,000 (the “Purchase Price”).

2. Payment of Purchase Price.  The Purchase Price shall be payable on the terms described in the notes attached hereto as Exhibits 1 and 2 hereto.

3. Indemnification of Assignee.  The Assignee expressly does not assume any liabilities of the Assignors or Knox.

4. Release of the Assignors.  In consideration for the transactions effectuated herein, Knox hereby releases and discharges the Assignors from any claim or liability which it may have against the Assignors.  The Assignee agrees that it shall not take any act in any capacity, including as a member, director, officer, employee or agent of Knox, to cause Knox to assert any claim or cause of action against the Assignors or assist any party in asserting any claim or cause of action of Knox against the Assignors.

5. Survival of Assignment.  The provisions of this Assignment shall survive the consummation of the transactions provided for herein.

6. Governing Law.  This instrument shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Virginia.

7. Entire Agreement; Binding Effect.  This Assignment represents the entire agreement of the parties hereto with respect to the subject matter hereof.  This instrument shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

IN WITNESS WHEREOF, Assignors, Assignee and Knox have executed and sealed this Assignment as of the day and year first above written.

ASSIGNORS: ______________________________ Barbara Reed _______________________________
Joel Sens
ASSIGNEE: Next Generation Energy Corp., a Nevada corporation ______________________________ By: Darryl Reed, Chief Executive Officer

KNOX: Knox Gas, LLC: ______________________________ By: Darryl Reed, Manager

Exhibit 1

NEXT GENERATION ENERGY CORPORATION

PROMISSORY NOTE

U.S. $ 250,000.00                                                                                                Date:  March 22, 2011

FOR VALUE RECEIVED, the undersigned, Next Generation Energy Corporation, a corporation formed under the laws of the State of Nevada (the “Maker”), promises to PAY TO THE ORDER OF Barbara Reed (the “Holder”) the principal sum of Two Hundred and Fifty Thousand Dollars and No Cents (U.S. $250,000.00).  Unpaid principal shall bear simple interest at the rate of six percent (6.00%) per annum.  Accrued interest shall be paid annually on or before the last day of each calendar year.  All principal and any accrued interest shall be paid in full by March 21, 2016 (the “Maturity Date”), subject to the conditions set forth in this promissory note (this “Note”).

If any of the payments are not made in full on the due date, the whole indebtedness remaining unpaid, shall at the option of the Holder, become immediately due, and payable and collectable, and while in default, this Note shall bear interest at the rate of ten percent (10.00%) per annum.  The Maker waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold the Maker liable.

Any payment due hereunder shall be deemed to be late ten (10) days after it is due. There shall be no penalty for prepayment.

This Note shall be governed and controlled by the internal laws of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

NEXT GENERATION ENERGY CORP, a Nevada corporation:
By: ______________________________ Darryl Reed, Chief Executive Officer

Exhibit 2

NEXT GENERATION ENERGY CORPORATION

PROMISSORY NOTE

U.S. $ 250,000.00                                                                                                Date:  March 22, 2011

FOR VALUE RECEIVED, the undersigned, Next Generation Energy Corporation, a corporation formed under the laws of the State of Nevada (the “Maker”), promises to PAY TO THE ORDER OF Joel Sens (the “Holder”) the principal sum of Two Hundred and Fifty Thousand Dollars and No Cents (U.S. $250,000.00).  Unpaid principal shall bear simple interest at the rate of six percent (6.00%) per annum.  Accrued interest shall be paid annually on or before the last day of each calendar year.  All principal and any accrued interest shall be paid in full by March 21, 2016 (the “Maturity Date”), subject to the conditions set forth in this promissory note (this “Note”).

If any of the payments are not made in full on the due date, the whole indebtedness remaining unpaid, shall at the option of the Holder, become immediately due, and payable and collectable, and while in default, this Note shall bear interest at the rate of ten percent (10.00%) per annum.  The Maker waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold the Maker liable.

Any payment due hereunder shall be deemed to be late ten (10) days after it is due. There shall be no penalty for prepayment.

This Note shall be governed and controlled by the internal laws of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

NEXT GENERATION ENERGY CORP, a Nevada corporation:
By: ______________________________ Darryl Reed, Chief Executive Officer